UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 16, 2013

ARUBA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1344 Crossman Ave.
 Sunnyvale, CA 94089
 (Address of principal executive offices, including zip code)

(408) 227-4500
 Registrant’s telephone number, including area code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 22, 2013, Aruba Networks, Inc. (the “Company”) issued a press release announcing financial results for the fiscal quarter and year ended July 31, 2013.  The press release reported GAAP net loss of $16.3 million, or $(0.14) per share, for the fiscal quarter ended July 31, 2013, and GAAP net loss of $32.3 million, or $(0.29) per share, for the fiscal year ended July 31, 2013.  The press release also reported non-GAAP net income of $15.1 million, or $0.12 per diluted share, for the fiscal quarter ended July 31, 2013, and non-GAAP net income of $78.5 million, or $0.63 per diluted share, for the fiscal year ended July 31, 2013.

As a result of a favorable adjustment to the Company’s income tax provision relating to the calculation of taxes on intercompany profits, the Company is now reporting the following GAAP and non-GAAP impacts of this tax adjustment:

(All figures are “GAAP”, unless otherwise indicated)

Aruba Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amount)
(Unaudited)

	Three months ended July 31, 2013			Year-end July 31, 2013

	Previously Reported	Adjusted	Change	Previously Reported	Adjusted	Change
GAAP Loss before income taxes	$(20,569)	$(20,569)	$-	$(10,225)	$(10,225)	$-

GAAP Provision for (benefit from) income taxes	(4,282)	(4,988)	(706)	22,089	21,383	(706)

GAAP Net loss	$(16,287)	$(15,581)	$706	$(32,314)	$(31,608)	$706

GAAP Net loss per common share, basic	$(0.14)	$(0.14)	$0.00	$(0.29)	$(0.28)	$0.01
GAAP Net loss per common share, diluted	$(0.14)	$(0.14)	$0.00	$(0.29)	$(0.28)	$0.01

Non-GAAP Net income	$15,068	$15,774	$706	$78,514	$79,220	$706

Non-GAAP Net income per common share, diluted	$0.12	$0.13	$0.01	$0.63	$0.64	$0.01

As summarized in the table, the Company’s GAAP net loss decreased by $0.7 million to $15.6 million, and GAAP net loss per share remained $(0.14) for the fiscal quarter ended July 31, 2013.  For the fiscal year ended July 31, 2013, the Company’s GAAP net loss decreased by $0.7 million to $31.6 million, and GAAP net loss per share decreased to $(0.28).

This same favorable income tax adjustment increased non-GAAP net income by $0.7 million to $15.8 million, or $0.13 per diluted share, for the fiscal quarter ended July 31, 2013.  For the fiscal year ended July 31, 2013, non-GAAP net income increased by $0.7 million to $79.2 million, and non-GAAP net income per diluted common share increased to $0.64.

The Company’s unaudited financial statements, including a reconciliation between GAAP and non-GAAP financial measures, are attached as Exhibit 99.1.  These financial statements should be read in conjunction with the audited consolidated financial statements and notes set forth in the Company’s annual report on Form 10-K for the fiscal year ended July 31, 2013, when available.

The information in this Item 2.02 of Form 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Amended Financial Tables

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARUBA NETWORKS, INC.

By:	/s/ Ava Hahn
Name:	Ava Hahn
Title:	General Counsel

Date:  September 16, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended Financial Tables